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                                                                EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-32442) pertaining to the Wilson Bank Holding Company 1999 Stock Option Plan, the Registration Statement (Form S-3, No. 333-81984) pertaining to the Wilson Bank Holding Company Dividend Reinvestment Plan and Registration Statements (Forms S-4, No. 333-121943 and 333-122534) pertaining to the proposed mergers of Dekalb Community Bank and Community Bank of Smith County with and into Wilson Bank and Trust of our report dated January 7, 2005, with respect to the consolidated financial statements of Wilson Bank Holding Company included in the Annual Report (Form 10-K) for the year ended December 31, 2004.



                                               /s/ Maggart & Associates, P.C.
                                              ----------------------------------
                                              MAGGART & ASSOCIATES, P.C.


Nashville, Tennessee
March 16, 2005